EXHIBIT 24.1

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phillip D. Green, Daniel J. Geddes and Matthew B. Henson, and each of them, his or her true and lawful attorneys-in-fact and agents, and with power of substitution and resubstitution, for him/her and in his/her name, place and stead, and in any and all capacities, to sign the Annual Report on Form 10-K of Cullen/Frost Bankers, Inc. for the fiscal year ended December 31, 2025, to sign any and all amendments thereto, and to file such Annual Report and amendments, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ PHILLIP D. GREEN	Chairman of the Board, Director, and Chief Executive Officer (Principal Executive Officer)	January 28, 2026
Phillip D. Green

/s/ DANIEL J. GEDDES	Group Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 28, 2026
Daniel J. Geddes

/s/ MATTHEW B. HENSON	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 28, 2026
Matthew B. Henson

/s/ HOPE ANDRADE	Director	January 28, 2026
Hope Andrade

/s/ CHRIS AVERY	Director	January 28, 2026
Chris Avery

/s/ ANTHONY R. CHASE	Director	January 28, 2026
Anthony R. Chase

/s/ CYNTHIA COMPARIN	Director	January 28, 2026
Cynthia Comparin

/s/ SAM DAWSON	Director	January 28, 2026
Sam Dawson

/s/ CRAWFORD H. EDWARDS	Director	January 28, 2026
Crawford H. Edwards

/s/ JOHN T. ENGATES	Director	January 28, 2026
John T. Engates

/s/ DAVID J. HAEMISEGGER	Director	January 28, 2026
David J. Haemisegger

/s/ CHARLES W. MATTHEWS	Director	January 28, 2026
Charles W. Matthews

/s/ JOSEPH A. PIERCE	Director	January 28, 2026
Joseph A. Pierce

/s/ JEFF RUMMEL	Director	January 28, 2026
Jeff Rummel

/s/ LINDA B. RUTHERFORD	Director	January 28, 2026
Linda B. Rutherford

/s/ MARSHA M. SHIELDS	Director	January 28, 2026
Marsha M. Shields

/s/ JOHN H. WILLOME	Director	January 28, 2026
John H. Willome